UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2010

HERITAGE FINANCIAL GROUP
(Exact name of Registrant as specified in its charter)

United States	000-51305	45-0479535
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
(Address of principal executive offices)

(229) 420-0000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On November 30, 2010, Heritage Financial Group (“Registrant”) completed its merger into Heritage Financial Group, Inc. (the “Company”), a Maryland corporation and the new holding company for HeritageBank of the South.  On that same date the Company announced the completion of the “second-step” conversion from the mutual holding company to the stock holding company form of organization and the related public offering by the Company.  The Company also announced that the prior holding companies for the Bank, Heritage MHC and the Registrant have ceased to exist and that all outstanding shares of Registrant common stock (other than those owned by Heritage MHC) have been converted into the right to receive 0.8377 shares of Company common stock.  In this stock exchange, cash in lieu of fractional shares will be paid at a rate of $10.00 per share.  A copy of the press release announcing the completion of the conversion and offering is included as Exhibit 99.1 to this report and is incorporated herein by reference.

The foregoing description is only a summary and is qualified in its entirety to the full text of the release which is included as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit 99.1 Press release dated November 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP

Date: November 30, 2010	By:	/s/ T. Heath Fountain
T. Heath Fountain
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit(s)
99.1	Copy of press release issued by the Company on November 30, 2010.